UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	32-0211624
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Corporate Drive, Suite 120 Ladera Ranch, California	92694
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No. 333-146959

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Strategic Storage Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.001 par value per share, set forth under the captions “Suitability Standards” and “Description of Shares,” in the Prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on March 17, 2008 (File No. 333-146959) and all amendments and supplements to such Registration Statement and supplements subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which were filed previously with the Securities and Exchange Commission.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Strategic Storage Trust, Inc. (included as Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on April 29, 2008 (File No. 333-146959) and incorporated herein by reference)

3.2	Bylaws of Strategic Storage Trust, Inc. (included as Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on March 7, 2008 (File No. 333-146959) and incorporated herein by reference)

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to the Registrant’s Prospectus dated March 17, 2008 (File No. 333- 146959) and incorporated herein by reference)

4.2	Distribution Reinvestment Plan (included as Appendix C to Supplement No. 1 to the Registrant’s Prospectus included in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on April 29, 2008 (File No. 333-146959) and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRATEGIC STORAGE TRUST, INC. April 28, 2009

By:	/s/ Michael S. McClure
Michael S. McClure Chief Financial Officer